UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2015

NATE’S FOOD CO.
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

000-52831	46-3403755
(Commission File No.)	(IRS Employer Identification No.)

15061 Springdale, Suite 113,

Huntington Beach, California 92649

(Address of principal executive offices) (zip code)

(661) 418-7842

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01 Regulation FD Disclosure

The Company has received a question and the Company felt it was better to answer the questions through an 8-K instead emailing the individuals directly.

Q.1. What is the current status of sales to grocery and box stores?

A.1. The Company has received positive updates from ABCO and that Phase 3 will be completed ahead of schedule. As such, the Company has been working on lowering the cost to produce for grocery retail. In July we will commence sending out samples of the product to Wal-Mart, Target, Sam’s Club, Costco, Kroger, BJ’s and Albertson’s with our new wholesale pricing. The Company’s goal is to have the necessary audits completed by the by 4th quarter 2015 and deliveries to begin 1st quarter 2016. This will promote a two-prong strategy of branded stores and retail grocery chain.

Q.2. What is the cost to produce a can?

A.2. The Company does not disclose the cost to produce each can. On June 22, 2015, through discussions with the factory and review of suppliers the Company was able to develop a path to reduce its cost to produce to increase its margins and maintain the pricing established by Batter Blaster.

Q.3. Do the Branded Retail Stores prevent the Company from selling to grocery and box stores?

A.3. No they do not. In fact, they should work together since the retail branded stores will initially only be located in California. The Company will work with the stores (particularly box stores) to sell its product throughout the rest of the United States. Additionally, grocery stores and box stores will not be able to carry every product in the line extension; however, the branded stores will be able to carry every item for sale.

Q.4. How many cans does the Company expect the initial order from grocery/box store to contain?

A.4. As stated in the November 18, 2014 8-K, the initial order for a box store would be initially in one region. With a roll-out of 40 stores that would be an order of approximately 56 pallets. Each pallet has 40 cases with 24 cans per case for a total number of cans of 53,760.

Q.5. Why was California chosen for initial location of the branded stores?

A.5. California was initially chose because our operations are located in California and is easier to build out. Additionally, California has the 7th largest economy in the world behind only the United States, China, Japan, Germany, France and the United Kingdom.

Q.6. Can you provide additional information on the China deal such as pricing and time-frame?

A.6. As stated in the November 18, 2014 8-K, the Company will initially roll-out in the United States and then expand globally. The focus is on the United States but China provides the Company a huge upside due to the expanding population, the increase in demand for westernized foods and that no major US Company is in the space. The Company is continually working with its partners to export to China and other countries. However, the Company is currently focused on initially launching in the United States then expanding to other countries.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nate’s Food Co.

Dated: June 23, 2015	By:	/s/ Nate Steck
	Name:	Nate Steck.
	Title:	CEO